Exhibit (f)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement under Schedule B (No. 333-260756) of KfW and in the related Prospectus of our report dated March 8, 2022, with respect to the consolidated financial statements as at December 31, 2021 and for the fiscal year from January 1, 2021 to December 31, 2021 of KfW included in this Annual Report on Form 18-K of KfW for the year ended December 31, 2021.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Eschborn, Germany

May 12, 2022